Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the Business Combination, the consummation of the PIPE Investment (excluding the Backstop Investment), the consummation of the Backstop Investment and the Additional Convertible Loan of $15 million issued in August and September 2021, which are collectively referred to as the “Transactions.”

The unaudited pro forma condensed combined financial statements are based on MRAC’s historical financial statements and Enjoy’s historical consolidated financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Transactions as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited condensed financial statements of MRAC as and for the six months ended June 30, 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-22;

•

the historical audited financial statements, as restated, of MRAC as of December 31, 2020 and for the period from October 16, 2020 (inception) through December 31, 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-2;

•

the historical unaudited condensed consolidated financial statements of Enjoy as of and for the six months ended June 30, 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-75;

•

the historical audited consolidated financial statements of Enjoy as of December 31, 2020 and for the year ended December 31, 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-43; and

•

the sections entitled “MRAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Enjoy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to MRAC and Enjoy included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Historical						Actual Redemptions
	MRAC	Enjoy Technology Inc	Additional Convertible Loan of $15.0 million issued in August and September 2021		Convertible notes mark-to-market adjustments		Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$878	$58,656	$15,000	5(w)			$(38,000)	5(l)	$167,887
							(10,121)	5(l)
							41,910	5(f)
							(463)	5(e)
							80,000	5(m)
							(1,685)	5(m)
							(13,961)	5(c)
							55,009	5(t)
							(19,336)	5(i)
Restricted cash	—	5,494							5,494
Account receivable, net	—	3,551							3,551
Prepaid expenses and other current assets	636	3,070					(636)	5(e)	3,070

Total current assets	1,514	70,771	15,000				92,717		180,002
Property and equipment, net	—	14,342					—		14,342
Intangible assets, net	—	917					—		917
Other assets	—	12,610					(7,920)	5(i)	4,690
Cash held in Trust Account	373,750	—					(13,081)	5(d)	—
							(318,759)	5(n)
							(41,910)	5(f)

Total assets	$375,264	$98,640	$15,000				$(288,953)		$199,951

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	4,289	4,846					(1,856)	5(i)	2,990
							(4,289)	5(c)
Accrued expenses and other current liabilities	1,015	20,982					(121)	5(l)	20,861
							(1,015)	5(c)
Short-term debt	—	4,436					(4,436)	5(l)	—
Short-term convertible loan, at fair value (related party carrying value of $0.2 million)		75,845	15,000	5(w)	10,873	5(x)	(81,736)	5(p)	—
							(19,982)	5(u)

Total current liabilities	5,304	106,109	15,000		10,873		(113,435)		23,851
Deferred legal fees	463						(463)	5(e)	—
Deferred underwriting fee payable	13,081	—					(13,081)	5(d)	—
Long-term debt, net of discount	—	39,887					(34,323)	5(l)	—
							(5,564)	5(l)
Long-term convertible loan, at fair value (related party carrying value of $20.0 million)	—	53,156			4,636	5(x)	(57,792)	5(h)	—
Redeemable convertible preferred stock warrant liability	—	575					(575)	5(s)	—
Derivative warrant liabilities	20,045								20,045

Total liabilities	$38,893	$199,727	$15,000		$15,509		$(225,233)		$43,896

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Historical					Actual Redemptions
	MRAC	Enjoy Technology, Inc	Additional Convertible Loan of $15.0 million issued in August and September	Convertible notes mark-to-market adjustments		Transaction Accounting Adjustments		Pro Forma Balance Sheet
Class A ordinary shares, $0.0001 par value; 33,137,137 shares subject to possible redemption at $10.00 per share at June 30, 2021	$331,371	$—				$(373,750)	5(a)	$—
						42,379	5(q)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Enjoy Series Seed redeemable convertible preferred stock	—	3,651				(3,651)	5(j)	—
Enjoy Series A redeemable convertible preferred stock	—	26,371				(26,371)	5(j)	—
Enjoy Series B redeemable convertible preferred stock	—	181,592				(181,592)	5(j)	—
Enjoy Series C redeemable convertible preferred stock	—	157,078				(157,078)	5(j)	—
MRAC Preference shares	—	—						—
MRAC Class A ordinary shares	—	—				—	5(q)	—
MRAC Class B ordinary shares	1	—				(1)	5(b)	—
—
MRAC (Domesticated) Class A ordinary shares subject to possible redemption 37,375,000 shares at $10.00 per share	—	—				373,750	5(a)	—
						(318,759)	5(n)
						(54,991)	5(g)
MRAC (Domesticated) Class A ordinary shares	—	—				1	5(b)	13
						1	5(g)
						9	5(k)
						1	5(t)
						1	5(m)
Enjoy Common stock	—	1				2	5(h)	—
						(21)	5(k)
						2	5(p)
						0	5(v)
						15	5(j)
						1	5(u)
						—	5(o)
Additional paid-in capital	8,447	46,798				(636)	5(e)	711,806
						54,990	5(g)
						57,790	5(h)
						79,999	5(m)
						(1,685)	5(m)
						(3,436)	5(k)
						(0)	5(v)
						368,677	5(j)
						(8,657)	5(c)
						(25,400)	5(i)
						81,734	5(p)
						(42,379)	5(q)
						19,981	5(u)
						55,008	5(t)
						575	5(s)
						—	5(o)
						20,000	5(r)
Accumulated other comprehensive income	—	780						780
Accumulated deficit	(3,448)	(517,358)		(15,509)	5(x)	3,448	5(k)	(556,544)
						(3,677)	5(l)
						(20,000)	5(r)

Total stockholders’ equity (deficit)	$5,000	$(469,779)	$—	$(15,509)		$636,343		$156,055

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$375,264	$98,640	$15,000	$—		$(288,953)		$199,951

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions
	MRAC	Enjoy Technology Inc	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue	$—	$40,211	$—		$40,211
Operating expenses:
Cost of revenue	—	51,587	—		51,587
Operations and technology	—	36,337	—		36,337
General and administrative	5,820	25,755	—		31,575

Total operating expenses	5,820	113,679	—		119,499

Loss from operations	(5,820)	(73,468)	—		(79,288)

Change in fair value of derivative warrant liabilities	7,204				7,204
Financing costs - derivative warrant liabilities					—
Unrealized loss on long-term convertible loan	—	(19,226)	19,226	6(b)	—
Interest expense	—	(2,817)	2,710	6(a)	(107)
Interest income	—	4			4
Other expense	—	294			294

Loss before provision for income taxes	1,384	(95,213)	21,936		(71,893)

Provision for income taxes	—	212	—	6(f)	212

Net loss	$1,384	$(95,425)	$21,936		$(72,105)

Net loss per share, basic and diluted	$0.15	$(1.50)			$(0.62)

Weighted average shares used in computing net loss per share, basic and diluted	9,343,750	63,616,729			116,970,464	6(g)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions
	MRAC (as restated)	Enjoy Technology Inc	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue	$—	$60,323	$—		$60,323
Operating expenses:
Cost of revenue	—	76,045	—		76,045
Operations and technology	—	60,254	—		60,254
General and administrative	128	35,651	—		35,779

Total operating expenses	128	171,950	—		172,078

Loss from operations	(128)	(111,627)	—		(111,755)

Change in fair value of derivative warrant liabilities	(3,759)				(3,759)
Financing costs - derivative warrant liabilities	(946)				(946)
Unrealized loss on long-term convertible loan	—	(42,907)	(4,636)	6(c)	—
			(5,891)	6(c)
			(4,982)	6(c)
			58,416	6(b)
Interest expense	—	(2,003)	656	6(a)	(5,024)
			(3,677)	6(d)
Interest income	—	276			276
Other expense	—	(1,426)	(20,000)	6(e)	(21,426)

Loss before provision for income taxes	(4,833)	(157,687)	19,886		(142,634)

Provision for income taxes	—	97	—	6(f)	97

Net loss	$(4,833)	$(157,784)	$19,886		$(142,731)

Net loss per share, basic and diluted	$(0.57)	$(2.55)			$(1.22)

Weighted average shares used in computing net loss per share, basic and diluted	8,429,688	61,852,957			116,970,464	6(g)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Transactions

Business Combination, PIPE Investment and Backstop Investment

On April 28, 2021, Enjoy entered into a definitive merger agreement with MRAC, a publicly traded special purpose acquisition company (“SPAC”). Under the terms of the proposed transaction, a wholly owned subsidiary of MRAC merged with Enjoy at an estimated combined enterprise value of $1.06 billion. The cash components of the transaction will be funded by MRAC’s cash in trust of $374.0 million, an $80.0 million private placement of common stock at $10.00 per share from various accredited investors (the “PIPE Investment”) and up to a $100.0 million (of which $55.0 million was utilized) private placement of common stock at $10.00 per share from backstop investors (the “Backstop Investment”). The Business Combination closed on October 15, 2021.

Additional Convertible Loan of $15 million issued in August and September 2021

In August and September 2021, Enjoy borrowed the remaining $15.0 million under a convertible unsecured subordinated loan agreement to borrow up to $75.0 million (the “2021 Convertible Loan”), of which $60.0 million had been borrowed as of June 30, 2021.

Convertible notes mark-to-market adjustments

The fair value of the Convertible Loan, 2021 Convertible Loan and Additional Convertible Loan of $15 million as of closing date, October 15, 2021, were approximately $57.8 million, $81.7 million, and $20.0 million respectively.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). MRAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Transactions.

The unaudited pro forma condensed combined financial statements are based on MRAC’s historical financial statements, and Enjoy’s historical consolidated financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Transactions as if they had occurred on January 1, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions are based on certain currently available information and certain assumptions and methodologies that MRAC believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. MRAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. MRAC and Enjoy have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 31,875,906 MRAC outstanding ordinary shares for aggregate redemption payments of $318.8 million out of the trust account on the closing date of the Business Combination. No other MRAC ordinary shares are subject to redemption.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include 90,827,964 shares of New Enjoy Common Stock issued to Enjoy’s stockholders, 14,842,844 shares of New Enjoy Common Stock issued to MRAC shareholders (including the Sponsor Earnout Shares), 8,000,000 shares of New Enjoy Common Stock issued in connection with the PIPE Investment (excluding the Backstop Investment), and 5,500,906 shares of New Enjoy Common Stock issued in connection with the Backstop Investment.

As a result of the Transactions, Enjoy’s stockholders will own approximately 76% of the ordinary shares of New Enjoy Common Stock, MRAC public shareholders will own approximately 5% of the ordinary shares of New Enjoy Common Stock, the PIPE Investors (excluding the Backstop Investors) will own approximately 7% of the ordinary shares of New Enjoy Common Stock, the Backstop Investors will own 4% of the ordinary shares of New Enjoy Common Stock and the Sponsor will own approximately 8% of the ordinary shares of New Enjoy Common Stock, based on the number of MRAC Class A Ordinary Shares outstanding as of June 30, 2021 (in each case, not giving effect to any shares issuable upon exercise of MRAC Warrants).

The public warrants and the private placement warrants of MRAC have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The Sponsor Earnout Shares issued pursuant to the Sponsor Agreement have been reported as equity-classified. The final accounting related to the Business Combination, including the Earnout Shares, Founder Shares, Public Warrants, Private Placement Warrants, transaction costs, and stock option modifications will be finalized by New Enjoy and reported on in the first reporting period following the consummation of the Business Combination.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited condensed financial statements of MRAC as and for the six months ended June 30, 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-22;

•

the historical audited financial statements, as restated, of MRAC as of December 31, 2020 and for the period from October 16, 2020 (inception) through December 31, 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-2;

•

the historical unaudited condensed consolidated financial statements of Enjoy as of and for the six months ended June 30, 2021 and the related notes included in the Proxy Statement/Prospectus beginning on page F-75;

•

the historical audited consolidated financial statements of Enjoy as of December 31, 2020 and for the year ended December 31, 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-43; and

•

the sections entitled “MRAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Enjoy’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to MRAC and Enjoy included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Merger

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MRAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Enjoy stockholders will have a majority of the voting power of New Enjoy, Enjoy will comprise all of the ongoing operations of New Enjoy, Enjoy will control a majority of the governing body of New Enjoy, and Enjoy’s senior management will comprise all of the senior management of New Enjoy. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Enjoy issuing shares for the net assets of MRAC, accompanied by a recapitalization. The net assets of Enjoy will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations after the Business Combination will be those of Enjoy.

4. MRAC Class A Ordinary Shares Issued to Enjoy Stockholders upon Closing of the Business Combination

Based on 263,609,731 shares of Enjoy Common Stock outstanding after conversion of the preferred stock, certain warrants and convertible loans into common stock and immediately prior to the closing of the Transactions, the Exchange Ratio determined in accordance with the terms of the Merger Agreement is approximately 0.3446, which means New Enjoy issued 90,827,964 shares of New Enjoy Common Stock in the Business Combination, determined as follows:

	Number of Enjoy Shares as of June 30, 2021	Conversion of Convertible Loan into shares of Enjoy Common Stock	Conversion of Enjoy options into shares of Enjoy Common Stock	Conversion of the 2021 Convertible Loan into shares of Enjoy Common Stock	Conversion of the Additional Convertible Loan issued in August and September 2021 into shares of Enjoy Common Stock	Conversion of Enjoy Redeemable Convertible Preferred Stock into Enjoy Common Stock	Conversion of the Enjoy Common Warrants into shares of Enjoy Common Stock	Enjoy common stock assumed outstanding prior to the closing of the Business Combination, the PIPE Investment and the Backstop Investment
Series Seed convertible preferred stock	10,220,000					(10,220,000)		—
Series A convertible preferred stock	23,298,748					(23,298,748)		—
Series B convertible preferred stock	76,469,756					(76,469,756)		—
Series C convertible preferred stock	43,485,135					(43,485,135)		—
Common stock	65,230,349	15,945,550	422,732	22,573,382	5,491,068	153,473,639	473,011	263,609,731

Total	218,703,988	15,945,550	422,732	22,573,382	5,491,068	—	473,011	263,609,731

Enjoy common stock assumed outstanding prior to the closing of the Business Combination and the PIPE Investment								263,609,724
Assumed Exchange Ratio								0.3446

Estimated shares of MRAC common stock issued to Enjoy Stockholders upon closing of the Business Combination								90,827,964

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

a)

To reflect the domestication of the MRAC Class A Ordinary Shares. Each issued and outstanding share of the MRAC Class A Ordinary Shares converted automatically, on a one-for-one basis, into a share of New Enjoy Common Stock.

b)

To reflect the domestication of the MRAC Class B Ordinary Shares. Each issued and outstanding share of the MRAC Class B Ordinary Shares converted automatically, on a one-for-one basis, into a share of New Enjoy Common Stock.

c)

To reflect the payment of MRAC’s total estimated advisory, legal, accounting and auditing fees and other professional fees of $14.0 million that are deemed to be direct and incremental costs of the Business Combination. The payment of $14.0 million of costs directly attributable to the Business Combination have been recorded as a reduction of $8.7 million to additional paid-in capital, a reduction of $1.0 million to accrued expenses and other current liabilities and a reduction of $4.3 million to accounts payable.

d)	To reflect the settlement of $13.1 million of deferred underwriters’ fees incurred during MRAC’s initial public offering that are payable upon completion of the Business Combination.

e)

To reflect the payment of deferred legal fees of $0.5 million from the trust account and a reclassification of deferred transaction cost of $0.6 million from prepaid expenses to additional paid-in capital.

f)

To reflect the release of the remaining cash balance of $41.9 million from the cash held in trust account to cash and cash equivalents after redemption of 31,875,906 MRAC public shareholders and payment of the deferred underwriting fee of $13.1 million.

g)	To reflect the reclassification of ordinary shares subject to redemption of $55.0 million to common stock of $1,000 and additional paid-in capital $55.0 million.

h)

To reflect the automatic conversion of Enjoy’s Convertible Loan into shares of Enjoy Common Stock and subsequent conversion into shares of New Enjoy Common Stock at a 10% discount. Upon the conversion, the fair value of the debt of $57.8 million was derecognized. The shares of New Enjoy Common Stock issued in exchange for the debt were recorded at the fair value of the common stock in the amount of $2,000 and additional paid-in capital in the amount of $57.8 million.

i)

To reflect the payment of Enjoy’s total estimated advisory, legal, accounting and auditing fees and other professional fees of $25.4 million that are deemed to be direct and incremental costs of the Business Combination. The payment of $19.3 million of costs directly attributable to the Business Combination have been recorded as a reduction to additional paid-in capital of $25.4 million, reduction to accounts payable of $1.9 million and reduction to other assets of $7.9 million.

j)	To reflect the conversion of Enjoy Redeemable Convertible Preferred Stock of $368.7 million into Enjoy Common Stock in amount of $15,000 and additional paid-in capital of $368.7 million.

k)

To reflect the recapitalization of Enjoy through the contribution of all outstanding common stock of Enjoy to MRAC and the issuance of 90,827,964 shares of New Enjoy Common Stock and the elimination of the accumulated deficit of MRAC, the accounting acquiree. As a result of the recapitalization, Enjoy Common Stock of $21,000 and MRAC’s accumulated deficit of $3.4 million were derecognized. The shares of New Enjoy Common Stock issued in exchange for Enjoy’s capital were recorded as increase to common stock of $9,000 and decrease to additional paid-in capital in amount of $3.4 million.

l)

To reflect the repayment of the Blue Torch Loan of $37.0 million, an early repayment fee of $1.0 million and derecognition of unamortized discount of $3.7 million related to the Blue Torch Loan and the repayment of the PPP loan of $10.1 million and accrued interest of $0.1 million.

m)

To reflect the issuance of an aggregate of 8,000,000 shares of New Enjoy Common Stock in the PIPE Investment (excluding the Backstop Investment) at a price of $10.00 per share, for an aggregate purchase price of $80.0 million and to record the fees associated with the consummation of the PIPE Investment (excluding the Backstop Investment) in the amount of $1.7 million.

n)

To reflect MRAC’s public shareholders exercise of their redemption rights totaling 31,875,906 MRAC Class A Ordinary Shares prior to the consummation of the Business Combination at a redemption price of approximately $10.00 per share, or $318.8 million in cash.

o)	To reflect the conversion of the Enjoy Common Warrants into shares of Enjoy Common Stock that resulted in an increase to common stock and decrease to additional paid-in capital of $47.

p)

To reflect the automatic conversion of the 2021 Convertible Loan into shares of Enjoy Common Stock and subsequent conversion into shares of New Enjoy Common Stock at a 20% discount. Enjoy recorded the 2021 Convertible Loan under the fair value option. Under the fair value option, the convertible loans are measured at fair value in each reporting period until they are settled, with changes in the fair values being recognized in the consolidated statements of operations as income or expense. Upon the conversion, the fair value of the debt of $81.7 million was derecognized. The shares of New Enjoy Common Stock issued in exchange for the debt were recorded at the fair value of the common stock in the amount of $2,000 and additional paid-in capital in the amount of $81.7 million.

q)

To reflect the reclassification of 4,237,863 MRAC Class A ordinary shares from permanent equity to shares of New Enjoy Common Stock subject to possible redemption in order to arrive at the total number of shares subject to redemption of 37,375,000.

r)

To induce one of its stockholders, LCH Enjoir L.P. (“LCH”), to waive certain of its rights in connection with the pending merger with MRAC, Enjoy entered into the Stockholder Contribution Agreement with Ron Johnson and the Stock Issuance Agreement with LCH. Pursuant to the Stockholder Contribution Agreement, immediately prior to and contingent on Closing, Mr. Johnson shall surrender to Enjoy a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing $20.0 million by the product obtained by multiplying $10.00 by the exchange ratio calculated in accordance with the Merger Agreement used to determine that number of shares each share of the Company’s Common Stock will be exchanged for at the closing of the Business Combination (“Contributed Shares”). Thereafter, as detailed in the Stock Issuance Agreement, Enjoy shall issue a number of shares equal to the Contributed Shares to LCH. This transaction results in an increase to additional paid-in capital and decrease to accumulated deficit of $20.0 million (see note 6(e) below).

s)

To reflect the conversion of Enjoy’s redeemable convertible preferred stock warrant liability to New Enjoy common warrants as all Enjoy preferred stock was converted into common stock immediately prior to the closing of the Transactions, which resulted in an increase to additional paid-in capital and a decrease to the redeemable convertible preferred stock warrant liability of $0.6 million.

t)	To reflect the issuance of an aggregate of 5,500,906 shares of New Enjoy Common Stock in the Backstop Investment at a price of $10.00 per share, for an aggregate purchase price of $55.0 million.

u)

To reflect the automatic conversion of the Additional Convertible Loan of $15 million issued in August and September 2021 into shares of Enjoy Common Stock and subsequent conversion into shares of New Enjoy Common Stock at a 20% discount. Enjoy recorded the Additional Convertible Loan of $15 million issued in August and September 2021 under the fair value option. Under the fair value option, the convertible loans are measured at fair value in each reporting period until they are settled, with changes in the fair values being recognized in the consolidated statements of operations as income or expense. Upon the conversion, the fair value of the debt of $20.0 million was derecognized. The shares of New Enjoy Common Stock issued in exchange for the debt were recorded at the fair value of the common stock in the amount of $1,000 and additional paid-in capital in the amount of $20.0 million.

v)	To reflect the conversion of Enjoy options into 422,732 Class A Ordinary shares of Enjoy that resulted in an increase to common stock and decrease to additional paid-in capital of $42.

Pro forma Adjustment For Issuance of $15.0 Million Additional Convertible Loan:

w)

To reflect the August and September 2021 issuance of the Additional Convertible Loan of $15.0 million under a convertible unsecured subordinated loan agreement to borrow up to $75.0 million, of which $60.0 million had been borrowed as of June 30, 2021.

Pro forma Mark-to-market Adjustments For Convertible notes:

x)

To reflect the mark-to-market adjustments on the Convertible Loan, 2021 Convertible Loan and Additional Convertible Loan of $15 million which were valued at the current market value as of closing date, October 15, 2021.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and the Year Ended December 31, 2021

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

a)

To reflect an adjustment to eliminate interest expense, amortization of discount and debt issuance cost on the Blue Torch Loan, PPP loan and Convertible Loan as it is assumed that the Blue Torch Loan and PPP loan would have been paid off and the Convertible Loan converted into Enjoy Common Stock as if the Business Combination had occurred on January 1, 2020.

b)

To reflect an adjustment to eliminate unrealized loss on the Convertible loan as it is assumed that the convertible notes would have been converted to Enjoy Common Stock and then to shares of New Enjoy Common Stock as if the Business Combination had occurred on January 1, 2020.

c)

To reflect mark-to-market unrealized loss on the Convertible Loan, 2021 Convertible Loan and Additional Convertible Loan of $15 million which were valued at the current market value as of closing date, October 15, 2021.

d)	To reflect write off unamortized discount of $3.7 million on repayment of the Blue Torch Loan as described in 5(l) above.

e)	To reflect loss on forfeiture of the Contributed Shares equal to $20.0 million in accordance with the Stockholder Contribution Agreement and the Stock Issuance Agreement (see note 5(r) above).

f)

New Enjoy will not recognize current or deferred tax expense upon consummation of the transaction. Enjoy’s current tax expense is related to foreign jurisdictions, in which, there will be no impact from the transaction. New Enjoy’s U.S. deferred tax balances will be offset by a full valuation allowance. Therefore, no income tax provision impact related to the transaction accounting adjustments is reflected.

g)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of MRAC’s shares outstanding as if the Transactions occurred on January 1, 2020. The calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented. The 2,201,250 Sponsor Earnout Shares are participating securities that contractually entitle the holders of such shares to participate in nonforfeitable dividends but does not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statements of operations reflect net losses for the periods presented and, accordingly, no loss amounts have been allocated to the Sponsor Earnout Shares. The Sponsor Earnout Shares have also been excluded from basic and diluted pro forma net loss per share as such shares are subject to forfeiture until the earnout Triggering Event has occurred.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Six Months Ended June 30, 2021
Weighted average shares calculation - basic and diluted
MRAC weighted average public shares outstanding	7,142,500
MRAC common stock subject to redemption reclassified to equity	5,499,094
Issuance of MRAC common stock in connection with closing of the PIPE Investment (excluding Backstop Investment)	8,000,000
Issuance of MRAC common stock in connection with closing of the Backstop Investment	5,500,906
Issuance of MRAC common stock to Enjoy shareholders in connection with Business Combination	90,827,964

Pro forma weighted average shares outstanding—basic and diluted	116,970,464